Exhibit 99.1

Summary of Acquisitions April 26, 2010 NASDAQ: MBFI

1 When used in this document and in reports filed with or furnished to the Securities and Exchange Commission, in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “should,” “will likely result,” “are expected to,” “will continue” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. These statements may relate to our future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial items. By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements. Important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (1) expected cost savings, synergies and other benefits from our merger and acquisition activities might not be realized within the anticipated time frames or at all, and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; (2) the possibility that the expected benefits of the Broadway Bank, New Century Bank and other FDIC-assisted transactions we previously completed will not be realized, and the possibility that the amount of the gains, if any, we ultimately realize on these transactions will differ materially from any recorded gains; (3) the credit risks of lending activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses, which could necessitate additional provisions for loan losses, resulting both from loans we originate and loans we acquire from other financial institutions; (4) results of examinations by the Office of Comptroller of Currency and other regulatory authorities, including the possibility that any such regulatory authority may, among other things, require us to increase our allowance for loan losses or write-down assets; (5) competitive pressures among depository institutions; (6) interest rate movements and their impact on customer behavior and net interest margin; (7) the impact of repricing and competitors’ pricing initiatives on loan and deposit products; (8) fluctuations in real estate values; (9) the ability to adapt successfully to technological changes to meet customers’ needs and developments in the market place; (10) our ability to realize the residual values of our direct finance, leveraged, and operating leases; (11) our ability to access cost-effective funding; (12) changes in financial markets; (13) changes in economic conditions in general and in the Chicago metropolitan area in particular; (14) the costs, effects and outcomes of litigation; (15) new legislation or regulatory changes, including but not limited to changes in federal and/or state tax laws or interpretations thereof by taxing authorities, changes in laws, rules or regulations applicable to companies that have participated in the TARP Capital Purchase Program of the U.S. Department of the Treasury and other governmental initiatives affecting the financial services industry; (16) changes in accounting principles, policies or guidelines; (17) our future acquisitions of other depository institutions or lines of business; and (18) future goodwill impairment due to changes in our business, changes in market conditions, or other factors. We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statement is made. Forward Looking Statements

MB Financial assumes deposits and acquires assets of Broadway Bank 2 Source: Company financial information 1 Financial data as of February 28, 2010 2 Except for certain brokered deposits totaling approximately $795 million 3 Excludes CD Rateline deposits Transaction overview Key transaction metrics On April 23, 2010, Broadway Bank, Chicago, Illinois, was closed; FDIC was appointed receiver MB Financial (MBFI) assumed all of the deposits2 of Broadway Bank (approximately $281mm) at no premium and certain assets (approximately $995mm, at a discount of 19.6%) The FDIC will reimburse MBFI for 80% of charge-offs on assets subject to loss share of approximately $874mm 32% of local deposits are low cost (DDA, Savings, MMDA or NOW), with an average age of 8.5 years and weighted average cost of 0.39% 90-day option to assume leases Immediately accretive to MBFI Self capitalizing Composition of local deposits1,3 Estimated based on recent financial data1 ($mm) Assets acquired $995 Loans acquired 817 OREO acquired 57 Asset (discount) (19.6%) Total deposits assumed 281 Local deposits assumed1,3 226 DDA, 17% NOW, 3% Savings, 7% MMDA, 5% CDs, 68%

MB Financial assumes deposits and acquires assets of New Century Bank 3 Source: Company financial information 1 Financial data as of February 28, 2010 2 Excludes QuickRate deposits Transaction overview Key transaction metrics On April 23, 2010, New Century Bank, Chicago, Illinois, was closed; FDIC was appointed receiver MB Financial (MBFI) assumed all of the deposits of New Century Bank (approximately $471mm) at no premium and certain assets (approximately $500mm, at a discount of 9.1%) The FDIC will reimburse MBFI for 80% of charge-offs on assets subject to loss share of approximately $431mm 34% of local deposits are low cost (DDA, Savings, MMDA or NOW), with an average age of 4 years and weighted average cost of 0.70% 90-day option to purchase the Bank’s owned premises and equipment or assume leases Immediately accretive to MBFI Composition of local deposits1,2 Estimated based on recent financial data¹ ($mm) Assets acquired $500 Loans acquired 415 OREO acquired 16 Asset (discount) (9.1%) Total deposits assumed 471 Local deposits assumed2 369 DDA, 11% NOW, 4% MMDA, 19% CDs, 66%

4 Branch Locations MB Financial Bank New Century Bank Broadway Bank1 Broadway Bank has one additional branch located in Glencoe, Illinois